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                             EMPLOYMENT AGREEMENT

Agreement effective FEBRUARY 9, 1996 between MAPINFO CORPORATION ("MapInfo" or "Company"), and MICHAEL D. MARVIN residing at 16 Park Hill, Menands, NY 12204.

The Company and Marvin, in recognition of his assumption of extensive additional operational responsibilities for MapInfo, agree to all of the following regarding his employment and compensation:

1.0 SALARY: $125,000 on an annualized basis, together with a bonus of $5,000 per one cent ($.01) of earnings per share, on a quarterly basis, retroactive to Q2 of FY'96, and continuing for the duration of this Agreement.

2.0 RESPONSIBILITIES: Fundamental inside operations including North America Sales, Marketing, R&D, Finance, G&A.

3.0 TERMINATION: This Agreement for services shall terminate after a new Company President/CEO has been hired and that person and the Board determine that Marvin's services in the capacity described hereafter are no longer required. Upon such termination of full time employment:

     3.1 While he remains Chairman of the Board, Marvin may, at his option, continue to occupy his office at OGV; and
     3.2 Whether or not Marvin remains at OGV, the Company for a period of one year, shall provide Marvin with full access to, and the assistance of, Kathy DiNardo; and
     3.3 Kathy DiNardo and Marvin have the sole responsibility for terminating this relationship before the end of the transition year.

4.0 AMENDMENTS. This Agreement shall be amended only in writing, signed by both parties.

5.0 SUCCESSORS & ASSIGNS: This Agreement shall inure to the benefit of and be binding upon MapInfo, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of Maplnfo's assets and business or into which MapInfo may be consolidated or merged, and Marvin, his heirs and legal representatives.

6.0. ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties. There are no oral agreements or other writings related to the matters set forth herein.

7.0  GOVERNING LAW. This Agreement shall be governed by the laws of New York
State.

MICHAEL D. MARVIN                MAPINFO CORPORATION

/s/ Michael D. Marvin                  By:  /s/   John F. Haller
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                                              John F. Haller, Secretary

Date:  May 8, 1996                     Date:  May 8, 1996
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